DISCUSSION MATERIALS

Project Titan

Disclaimer

The information herein has been prepared by Lazard Frères & Co. LLC ("Lazard") based upon information supplied by Helios (the "Company") or publicly available information, and portions of the information herein may be based upon certain statements, estimates and forecasts provided by the Company with respect to the anticipated future performance of the Company. We have relied upon the accuracy and completeness of the foregoing information, and have not assumed any responsibility for any independent verification of such information or any independent valuation or appraisal of any of the assets or liabilities of the Company, or any other entity, or concerning solvency or fair value of the Company or any other entity. With respect to financial forecasts, we have assumed that they have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company. We assume no responsibility for and express no view as to such forecasts or the assumptions on which they are based. The information set forth herein is based upon economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, unless indicated otherwise. These materials and the information contained herein are confidential and may not be disclosed publicly or made available to third parties without the prior written consent of Lazard; provided, however, that you may disclose to any and all persons the U.S. federal income tax treatment and tax structure of the transaction described herein and the portions of these materials that relate to such tax treatment or structure. Lazard is acting as investment banker to the Special Committee of the Board of Directors of the Company (the "Special Committee"), and will not be responsible for and will not provide any tax, accounting, actuarial, legal or other specialist advice.

Table of Contents

I Transaction Overview

Summary of Proposal (Subject to Further Negotiation)

The following summary outlines the current proposal (the "Proposal") from Tianfu Yang ("Mr. Yang") and Abax Global Capital ("Abax") for the acquisition of Helios (the "Company")

TRANSACTION	■ Acquisition by Mr. Yang and Abax (the "Buyers") of all the outstanding shares of Helios not owned by the Buyers or certain other members of management (the "Other Contributing Holders")
OFFER PRICE	■ $24.00 per share
CONSIDERATION	■ Cash
TAX TREATMENT	■ Taxable to shareholders
OPTION / WARRANTS TREATMENT	■ Vested and unvested options/warrants will be settled for in-the-money amount in cash at closing
FINANCING	■ Rollover equity – The Buyers and the Other Contributing Holders have committed to contribute their shares in the Company to the entity acquiring all of the remaining outstanding shares of the Company ■ Abax – Certain affiliates of Abax have committed to provide equity and debt financing in the amounts of $38.8 million and $25.0 million, respectively ■ New debt – New debt facility in the amount of $400.0 million to be provided by China Development Bank ("CDB"), for which a Facility Agreement has already been executed ■ Existing debt – Current debt to be rolled over
POST-TRANSACTION MANAGEMENT	■ Existing Company management to remain in place

Summary of Proposal (Subject to Further Negotiation) (cont'd)

DUE DILIGENCE	■ Completed
CERTAIN CLOSING CONDITIONS	■ Company Stockholder Approval, including approval of owners of a majority of shares of the Company excluding shares owned by the Buyers and the Other Contributing Holders ■ No injunctions or legal restraints ■ No Material Adverse Effect
ACQUISITION PROPOSALS	■ No solicitation of alternative Acquisition Proposals ■ If Acquisition Proposal received prior to Company Stockholder Approval, the Company may participate in negotiations and provide non-public information ■ Special Committee must determine in good faith, after consultation with advisors, that proposal constitutes or could reasonably be expected to lead to a Superior Proposal ■ Prior to Adverse Recommendation Change or termination of the Agreement to accept a Superior Proposal, the Buyers have three business days to negotiate a revised proposal
TERMINATION FEES	■ Company Termination Fee of $22,500,000 (3.0% of equity value) ■ Parent Termination Fee of $30,000,000 (4.0% of equity value), which will constitute liquidated damages and shall be the sole and exclusive remedy available to the Company with respect to the Agreement
EXPECTED CLOSING	■ 2H 2011

Timeline of Key Events

2010 | **2011**

October 11, 2010

- Chairman and CEO, Mr. Yang, files amendment to Schedule 13D describing intent to acquire Helios and execute a consortium agreement with Baring Private Equity Asia Group Ltd ("Baring")
- Helios announces receipt of a non-binding proposal letter (the "October 10th Proposal") from Mr. Yang and Baring for $24.00 per share in cash
  - Goldman Sachs (Asia) LLC, financial advisor to the bidding party, also provides a highly confident letter for transaction debt financing
- Helios Board of Directors establishes the Special Committee to consider the October 10th Proposal

October 29, 2010

- Helios announces that the Special Committee has engaged Morgan Stanley & Co. Inc. ("Morgan Stanley") as financial advisor, and Gibson, Dunn & Crutcher LLP ("Gibson Dunn") as legal advisor

November 2010 – April 2011

- Helios engages in a sale process whereby 73 parties were contacted by Morgan Stanley
- Total of eight financial sponsors *** submit initial bids during the week of January 17, 2011, with one strategic party *** submitting bid on February 9, 2011
  - Each party proposed a $24.00 per share consideration, with all but one *** assuming/requiring a significant equity rollover by Helios management
  - Abax was the only party to submit final bid (on April 19, 2011)

November 23, 2010

- Helios announces receipt of a modification letter to the October 10th Proposal stating that Mr. Yang will no longer have an exclusive relationship with Baring (with Baring retaining option to provide 10% of potential transaction financing)

December 9, 2010

- Abax files Schedule 13G announcing its ownership of 1,692,020 shares, or 5.4%, of the Company

January 10, 2011

- Abax files Schedule 13D announcing its execution of a Standstill Agreement with Helios

April 15, 2011

- Helios discloses details regarding Mr. Yang's conversation with a representative of William Blair & Company ("William Blair") in which he discussed his proposed offer for Helios, including potential timing and financing

April 19, 2011

- The Special Committee engages Lazard as financial advisor
- Helios receives revised offer (the "April 19th Proposal") from the Buyers comprised of the following:
  - Consideration of $24.00 per share in cash, representing $754.5 million equity value for the Company
  - Sources include rollover equity (Helios management/Abax), additional equity financing (Abax), $400.0 million in senior debt financing (CDB), and mezzanine debt financing (Abax)
  - CDB financing commitment documentation not provided

May 2011 – June 2011

- Financial and legal advisors of the Buyers and the Special Committee engage in ongoing discussions related to the transaction and documentation

May 2, 2011

- The Special Committee meets with its advisors to discuss the April 19th Proposal and next steps
- The Buyers file Schedule 13D announcing their submission of the April 19th Proposal, as well as the receipt of financing commitment letters from CDB and Abax

June 9, 2011

- The Buyers execute the Facility Agreement with CDB and file Schedule 13D/A, including the agreement as an exhibit

June 10, 2011

- The Buyers send a reaffirmation letter of proposal to buy Helios (the "Reaffirmation Letter") and file Schedule 13D/A describing the letter

June 16, 2011

- Citron Research ("Citron") publishes negative research report accusing Helios and management of fraudulent activities; shares close down $7.32, or 51%

June 17, 2011

- Helios issues press release responding to claims in Citron report

*** Portions omitted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission.

Analysis at Various Prices

($ and shares in millions, except per share data)

	Metric	Low Since 10/08/2010[a]	Current 06/17/2011	Share Price 06/15/2011[b]	High Since 10/08/2010[a]	Offer Price
Share Price		$6.98	$8.39	$14.30	$23.41	$24.00
Premium to Current Price ($8.39)		(17%)	0%	70%	179%	186%
Premium to Offer Price ($24.00)		(71%)	(65%)	(40%)	(2%)	0%
Premium to 10/08/2010 - One-Day Prior to Yang/Baring Offer ($19.96) [a]		(65%)	(58%)	(28%)	17%	20%
Premium to 10/01/2010 - One-Week Prior to Yang/Baring Offer ($17.77)		(61%)	(53%)	(20%)	32%	35%
Premium to One-Month Average Before 10/01/2010 ($17.23)		(59%)	(51%)	(17%)	36%	39%
% Of 52-Week Low on 06/16/2011 ($6.98)		100%	120%	205%	335%	344%
% Of 52-Week High on 10/13/2010 ($23.41)		30%	36%	61%	100%	103%
Fully Diluted Shares Outstanding		31.251	31.251	31.295	31.430	31.437
Equity Value		$218.1	$262.2	$447.5	$735.8	$754.5
Plus: Total Debt as of 03/31/2011[c]		$114.8	$114.8	$114.8	$114.8	$114.8
Less: Cash as of 03/31/2011[d]		(147.0)	(147.0)	(147.0)	(147.0)	(147.0)
Net Debt		($32.2)	($32.2)	($32.2)	($32.2)	($32.2)
Enterprise Value		$185.9	$229.9	$415.3	$703.5	$722.2
Enterprise Value to EBITDA	Metric					
LTM Adjusted EBITDA[e]	$103.3	1.8 x	2.2 x	4.0 x	6.8 x	7.0 x
CY2011E EBITDA	$134.0	1.4 x	1.7 x	3.1 x	5.3 x	5.4 x
CY2012E EBITDA	$177.0	1.1 x	1.3 x	2.3 x	4.0 x	4.1 x
Equity Value to Net Income (P/E)	Metric					
LTM Adjusted Net Income[f]	$76.4	2.9 x	3.4 x	5.9 x	9.6 x	9.9 x
CY2011E Net Income	$97.2	2.2 x	2.7 x	4.6 x	7.6 x	7.8 x
CY2012E Net Income	$128.0	1.7 x	2.0 x	3.5 x	5.8 x	5.9 x

Source: Management projections and CapitalIQ.

(a) On October 11, 2010, Mr. Yang and Baring submitted a proposal letter to acquire all of the outstanding shares of Helios not currently owned by Mr. Yang and his affiliates in a going-private transaction for $24.00 per share in cash. Helios has since traded at a low of $6.98 on June 16, 2011 and a high of $23.41 on October 13, 2010.
(b) On June 16, 2011, Citron publishes negative research report accusing Helios and management of fraudulent activities.
(c) Total debt includes notes payable, short-term loans and non-controlling interests.
(d) Cash includes cash and cash equivalents, notes receivable and restricted cash.
(e) Adjustments for non-recurring items include provision for bad debts and going-private transaction expenses.
(f) Adjustments for non-recurring items include provision for bad debts, going-private transaction expenses, loss from disposal of subdivision, change in fair value of warrant and other income related to government grant.

Proposed Transaction Sources and Uses

($ and shares in millions)

Transaction Sources and Uses

Transaction Sources	Amount	% of Total
Senior Offshore Debt - CDB (1)	$400.0	52.1%
Mezzanine Debt - Abax (2)	25.0	3.3%
Onshore Debt - CDB (1)	0.0	0.0%
Rollover Equity - Management	264.1	34.4%
Rollover Equity - Abax	40.6	5.3%
Additional (Cash) Equity - Abax	38.8	5.0%
Total Sources	**$768.5**	**100.0%**

Transaction Uses	Amount	% of Total
Purchase of Equity	$754.5	98.2%
Repayment of Existing Debt	0.0	0.0%
Required CapEx/WC Reserve	0.0	0.0%
Transaction Fees (3)	14.0	1.8%
Total Uses	**$768.5**	**100.0%**

Memo

(1) CDB Facility Agreement executed on June 9, 2011

(2) Draft mezzanine note purchase agreement and related warrant agreement received on June 10, 2011

(3) As estimated by the Buyers in the April 19th Proposal. Any shortfall to be addressed through increase in mezzanine debt from Abax or cash on balance sheet

Transaction Equity Overview

Purchase of Equity	
Purchase of Equity	$754.5
Debt Financing of Equity Purchase	(411.0)
Required Equity Financing	$343.5
Rollover Equity	(304.7)
Additional Required (Cash) Equity	**$38.8**

Rollover Equity	Amount	Shares	% of Outstanding
Rollover Equity - Tianfu Yang	$231.2	9.633	30.8%
Rollover Equity - Tianli Yang	12.0	0.500	1.6%
Rollover Equity - Suofei Xu	9.6	0.400	1.3%
Rollover Equity - Zedong Xu	8.4	0.350	1.1%
Rollover Equity - Lanxiang Gao	2.9	0.120	0.4%
Subtotal	$264.1	11.003	35.2%
Rollover Equity - Abax	$40.6	1.692	5.4%
Total Rollover Equity	**$304.7**	**12.695**	**40.6%**

II Helios Situation Overview

Share Price Performance – Since January 1, 2008


Price
$30.00
25.00
20.00
15.00
10.00
5.00
0.00
$27.20
$8.39
Period High $27.72
Period Low $4.38
Period Average $16.00
15 Feb 2008
Mr. Yang elected as Deputy to the 11th National People's Congress
26 Jun 2008
Announces $49.5M common stock private placement
11 Jul 2008
Announces agreement to acquire Weihai Hengda Electric and Wendeng Second Electric Motor Factory for $54M
30 Jul 2009
Prices $100M common stock offering at $16.00 per share
6 Oct 2009
Announces agreement to acquire Xi'an Simo Motor
31 Dec 2009
Announces upgrade to NASDAQ Global Select Market
28 Jul 2010
Enters into $15M loan agreement with Abax
11 Oct 2010
Announces receipt of going-private proposal at $24.00 per share from Mr. Yang/Baring
25 Oct 2010
Seeking Alpha releases article regarding potential financial and accounting concerns about the Company
19 Nov 2010
Frazer Frost audit fraud allegations (RINO International) raises concerns with Chinese companies
23 Nov 2010
Provides update on Mr. Yang proposal and Baring's right (but not obligation) to participate
22 Nov 2010
Enters into $50M loan agreement with CDB
15 Apr 2011
Discloses William Blair's April 14th conversation with Mr. Yang regarding his potential proposal to acquire the Company
19 Apr 2011
Receives $24.00 per share proposal letter from Mr. Yang/Abax
9 Jun 2011
Buyers file Schedule 13D/A with executed CDB Facility Agreement
16 Jun 2011
Citron publishes negative research report accusing Helios and management of fraudulent activities
17 Jun 2011
Issues press release responding to claims in Citron report
Jan 02, 2008
Sep 10, 2008
May 20, 2009
Jan 28, 2010
Oct 07, 2010
Jun 17, 2011
'08-'09 market dislocation due to financial crisis

Source: CapitalIQ.

Share Price Performance – Since January 1, 2010


Period High $24.28
Period Low $6.98
Period Average $18.90
Price
Volume (in 000's)
$25.00
20.00
15.00
10.00
5.00
0.00
5,000
4,000
3,000
2,000
1,000
0
$21.94
$8.39
Jan 04, 2010
Apr 19, 2010
Aug 03, 2010
Nov 17, 2010
Mar 03, 2011
Jun 17, 2011
10 Mar 2010
Reports record Q4 and FY2009 results above consensus estimates
20 Apr 2010
Files shelf registration statement
28 Jul 2010
Enters into $15M loan agreement with Abax
11 Oct 2010
Announces receipt of going-private proposal at $24.00 per share from Mr. Yang/Baring
25 Oct 2010
Seeking Alpha releases article regarding potential financial and accounting concerns about the Company
29 Oct 2010
Announces Special Committee's selection of Morgan Stanley (financial) and Gibson, Dunn (legal) as advisors
19 Nov 2010
Frazer Frost audit fraud allegations (RINO International) raises concerns with Chinese companies
22 Nov 2010
Enters into $50M loan agreement with CDB
23 Nov 2010
Provides update on Mr. Yang proposal and Baring's right (but not obligation) to participate
9 Dec 2010
Abax files Schedule 13D, announcing 5.4% ownership
15 Apr 2011
Helios discloses William Blair's April 14th conversation with Mr. Yang regarding his potential proposal to acquire the Company
19 Apr 2011
Receives $24.00 per share proposal letter from Mr. Yang/Abax
2 May 2011
Buyers file Schedule 13D announcing submission of the April 19th Proposal and receipt of financing commitment letters
9 Jun 2011
Buyers file Schedule 13D/A with executed CDB Facility Agreement
10 Jun 2011
Buyers file Schedule 13D/A with Reaffirmation Letter
16 Jun 2011
Citron publishes negative research report accusing Helios and management of fraudulent activities
17 Jun 2011
Issues press release responding to claims in Citron report

Source: CapitalIQ.

Relative Share Price Performance – Since January 1, 2008

Helios v. U.S.-Listed Groups


Indexed Share Price Performance
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
160
130
100
70
40
10
Jan 02, 2008
Nov 12, 2008
Sep 24, 2009
Aug 05, 2010
Jun 17, 2011
135
88
43
31
Helios
U.S.-Listed, U.S.-Based Motor Companies
U.S.-Listed, China-Based Industrials
S&P 500

Helios v. Asia-Listed Groups


Indexed Share Price Performance
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
160
130
100
70
40
10
Jan 02, 2008
Nov 12, 2008
Sep 24, 2009
Aug 05, 2010
Jun 17, 2011
115
98
79
31
Helios
H.K.-Listed, China-Based Industrials
China-Listed, China-Based Motor Companies
Hang Seng Index

Source: CapitalIQ.
Note: U.S.-Listed, U.S.-Based Motor Companies include: Altra Holdings, AO Smith, Franklin Electric Co. and Regal Beloit.
Note: U.S.-Listed, China-Based Industrials include: A-Power Energy Generation Systems, China Automotive Systems, China Fire & Security Group, China Valves Technology, Fushi Copperweld, Hollysys Automation Technologies and SORL Auto Parts.
Note: H.K.-Listed, China-Based Industrials include: Boer Power Holdings, Changfeng Axle China Co., China High Speed Transmission, China Titans Energy Technology, Greens Holdings, Haitian International, Sun King Power Electronics, Tianneng Power International, Zhejiang Shibao Co. and Zhuzhou CSR Times Electric.
Note: China-Listed, China-Based Motor Companies include: Jinlong Machinery & Electric, Xiangtan Electric Manufacturing, Zhejiang Founder Motor Co. and Zhongshan Broad-Ocean Motor.

Wall Street Perspectives – Analyst Price Targets and Commentary (Current)

Current analyst price targets are all influenced by the proposed offer price…

Firm	Date	Rating	Valuation Methodology	Price Target	Analyst Commentary
Maxim Group	June 10, 2011	Buy	Proposed offer price	$24.00	■ "The largest piece of LBO financing is now officially available… We believe this is an important step forward for the ongoing LBO. In our view, the following steps should include, at least: (1) a contract signing for minor financing… (2) signing the LBO agreement with the board of Helios; and (3) collecting votes from public shareholders. With the major financing secured, we believe Helios' buyers have overcome the most difficult hurdle on the LBO track, but the rest of the journey may also take a longer-than-expected time due to the lack of LBO precedents in China, as well as extra cautions among board members under negative market headwinds."
Roth Capital Partners	May 11, 2011	Buy	Proposed offer price	$24.00	■ "We are substantially lowering our estimates after Helios reported weaker than expected 1Q11 results. Downside was driven by lower than expected revenue from rotary motors (Weihai and Xi'an), higher operating expenses and higher tax rate. While we anticipate a recovery from Q1 levels, our outlook is tampered." ■ "We continue to focus on Helios' prospective privatization as the key value driver for shares. Management indicated that the special committee is reviewing the proposal, but no indication of expected timing was provided."

Current Price:	$8.39
52-wk High:	$23.41
52-wk Low:	$6.98

High	$24.00
Mean	$24.00
Median	$24.00
Low	$24.00

Source: Wall Street research.

Wall Street Perspectives – Analyst Price Targets and Commentary (Pre-October 11 Offer Announcement)

…however, prior to the October 10th Proposal, price targets ranged from $24.00 to $33.00, albeit prior to issues raised with U.S.-listed Chinese companies

Firm	Date	Rating	Valuation Methodology	Price Target	Analyst Commentary
William Blair	October 8, 2010	Outperform	Not Available	N/A	■ "We continue to believe Helios should trade at a modest premium to peers given the company's higher margins, higher return on equity, and potential for upside to earnings if the company has success in any one of its multiple major growth opportunities."
Global Hunter	August 10, 2010	Buy	P/FY2010 PF EPS (9.7x)	$28.00	■ "…we expect revenue to accelerate again in 1-2 years after new capacity comes on line… margins to slightly improve due to lower raw material costs and improved technology and operating efficiency."
Maxim Group	August 10, 2010	Buy	P/FY2010 EPS (9.0x)	$24.00	■ "…needs a few quarters to get ready for another round of growth. Current initiatives, capacity expansion, migration to larger and higher-efficiency rotary motors, new linear/micro-motor products, lower cost on a larger scale of economy, should materialize next year…continue to emphasize undervaluation (25%-30% discount to peers)."
Roth Capital Partners	August 10, 2010	Buy	P/FY2010 EPS (11.0x)	$33.00	■ "Facing a declining steel industry, Simo Motor has shifted its business focus to wind turbine and cement production where demand has been strong… new product launches (permanent magnet motors and brushless motors)… upcoming harvest season is likely to increase demand for agricultural equipment and vehicles." ■ "We believe many of these concerns [Chinese economic slowdown, capacity constraints, $100M shelf registration, delay in mass transportation projects, behavior of other Chinese stocks] are unwarranted or out of proportion… Helios is a well-managed company with substantial proprietary technology."

Oct. 8 Price:	$19.96
52-wk High:	$24.28
52-wk Low:	$15.39

High	$33.00
Mean	$28.33
Median	$28.00
Low	$24.00

Source: Wall Street research.
Note: Current price and 52-week price range reflects Helios share prices as of October 8, 2010.

III Review of Management Projections

Management Projections – April 2011

($ in millions, except per share data)

	Fiscal Year Ending December 31,										
	FY2007	FY2008	FY2009	FY2010	FY2011E	FY2012E	FY2013E	FY2014E	FY2015E	FY10-FY15E CAGR	FY10-FY15E Margin Expansion
Revenue[a]	$245.5	$307.1	$349.1	$426.5	$511.8	$636.6	$745.1	$872.1	$1,021.2	19.1%	
YoY Growth		*25.1%*	*13.7%*	*22.2%*	*20.0%*	*24.4%*	*17.0%*	*17.1%*	*17.1%*		
Gross Profit[a]	$68.1	$90.8	$109.9	$135.7	$167.8	$210.6	$250.5	$294.5	$346.3	20.6%	
Gross Margin	*27.7%*	*29.6%*	*31.5%*	*31.8%*	*32.8%*	*33.1%*	*33.6%*	*33.8%*	*33.9%*		2.1%
YoY Growth		*33.3%*	*21.0%*	*23.5%*	*23.6%*	*25.5%*	*18.9%*	*17.6%*	*17.6%*		
EBITDA				$111.6	$134.0	$177.0	$216.2	$255.8	$302.8	22.1%	
EBITDA Margin				*26.2%*	*26.2%*	*27.8%*	*29.0%*	*29.3%*	*29.6%*		3.5%
YoY Growth					*20.1%*	*32.1%*	*22.2%*	*18.3%*	*18.4%*		
EBT				$102.5	$117.1	$154.2	$187.8	$220.7	$259.9		
Net Income				$86.2	$97.2	$128.0	$155.9	$183.2	$215.7	20.1%	
Net Margin				*20.2%*	*19.0%*	*20.1%*	*20.9%*	*21.0%*	*21.1%*		0.9%
YoY Growth					*12.7%*	*31.7%*	*21.8%*	*17.6%*	*17.7%*		
Earnings per Share				$2.76	$3.04	$4.00	$4.87	$5.73	$6.74		
Additional Cash Flow Items											
Change in Working Capital (Increase)/Decrease				(26.1)	(24.1)	(44.4)	(74.1)	(78.4)	(92.4)		
% of Change in Revenue				*33.6%*	*28.3%*	*35.6%*	*68.3%*	*61.7%*	*62.0%*		
% of EBITDA				*23.4%*	*18.0%*	*25.1%*	*34.3%*	*30.7%*	*30.5%*		
Capital Expenditures[b]				(111.5)	(77.0)	(49.3)	(59.0)	(70.8)	(84.8)		
% of Revenue				*26.1%*	*15.0%*	*7.7%*	*7.9%*	*8.1%*	*8.3%*		
% of EBITDA				*99.9%*	*57.4%*	*27.8%*	*27.3%*	*27.7%*	*28.0%*		

Source: Management projections.

Note: FY2010A financials include adjustments for non-recurring items.

(a) Pro forma for Weihai and Simo Motor acquisitions.

(b) Includes acquisition of intangible assets.

Wall Street Perspectives – Current Analyst Forecasts

($ in millions, except per share data)

Analyst coverage on Helios is now limited to two analysts, with estimates varying between the two, and both below April 2011 management projections

Date	Firm	Revenue and Growth FY2010	Revenue and Growth FY2011E	Revenue and Growth FY2012E	EBITDA and Growth FY2010	EBITDA and Growth FY2011E	EBITDA and Growth FY2012E	EPS and Growth[a] FY2010	EPS and Growth[a] FY2011E	EPS and Growth[a] FY2012E
06/10/2011	Maxim Group	$426.5	$470.7	$547.6	$111.6	$100.4	$125.9	$2.76	$2.14	$2.67
	YoY Growth	*22.2%*	*10.4%*	*16.3%*		*(10.0%)*	*25.4%*		*(22.3%)*	*24.8%*
	Margin				*26.2%*	*21.3%*	*23.0%*	*20.2%*	*14.3%*	*15.5%*
05/11/2011	Roth Capital Partners	$426.5	$476.8	$578.3	$111.6	$114.4	$149.0	$2.76	$2.12	$2.89
	YoY Growth	*22.2%*	*11.8%*	*21.3%*		*2.6%*	*30.2%*		*(23.1%)*	*36.3%*
	Margin				*26.2%*	*24.0%*	*25.8%*	*20.2%*	*14.0%*	*15.9%*
	Mean		$473.8	$563.0		$107.4	$137.5		$2.13	$2.78
	High to Low Difference ($)		$6.1	$30.7		$14.0	$23.1		$0.02	$0.22
	High to Low Difference (%)		*1.3%*	*5.6%*		*14.0%*	*18.4%*		*0.9%*	*8.2%*
	Mgmt - April 2011[b]		$511.8	$636.6		$134.0	$177.0		$3.04	$4.00
	YoY Growth		*20.0%*	*24.4%*		*20.1%*	*32.1%*		*10.2%*	*31.7%*
	Mgmt - April 2011 vs. Mean Analyst ($)		$38.0	$73.7		$26.6	$39.5		$0.91	$1.22
	Mgmt - April 2011 vs. Mean Analyst (%)		*8.0%*	*13.1%*		*24.7%*	*28.7%*		*42.6%*	*43.8%*

Source: Management projections and Wall Street research.
Note: William Blair announced drop in coverage on May 2, 2011.
(a) Based upon FY2010A adjusted EPS before non-controlling interest.
(b) Management EPS projections assume no net income attributable to non-controlling interest. Year-over-year growth rates based upon FY2010A adjusted EPS before non-controlling interest.

Management Projections – April 2011 vs. November 2010

($ in millions)

April 2011 management projections were meaningfully lower than November 2010 projections, with revenue and EBITDA projections both decreasing approximately 15% in the aggregate over the next two years

- April 2011 management projections also assume greater future working capital requirements, with working capital and capital expenditures as a percentage of EBITDA increasing from 53% to 59% over the projection period (FY2011E through FY2015E) as compared to November 2010 projections

		April 2011 Management Projections				November 2010 Management Projections			
	FY2010	FY2011E	FY2012E	FY10-FY12E CAGR	FY10-FY15E CAGR	FY2011E	FY2012E	FY10-FY12E CAGR	FY10-FY15E CAGR
Revenue	$426.5	$511.8	$636.6	22.2%	19.1%	$577.6	$719.4	29.9%	22.1%
YoY Growth	*22.2%*	*20.0%*	*24.4%*			*35.4%*	*24.5%*		
Gross Profit	$135.7	$167.8	$210.6	24.6%	20.6%	$196.7	$245.4	34.5%	23.9%
Gross Margin	*31.8%*	*32.8%*	*33.1%*			*34.1%*	*34.1%*		
YoY Growth	*23.5%*	*23.6%*	*25.5%*			*44.9%*	*24.8%*		
EBITDA	$111.6	$134.0	$177.0	25.9%	22.1%	$160.1	$205.6	35.8%	24.9%
EBITDA Margin	*26.2%*	*26.2%*	*27.8%*			*27.7%*	*28.6%*		
YoY Growth		*20.1%*	*32.1%*			*43.5%*	*28.4%*		
Net Income	$86.2	$97.2	$128.0	21.8%	20.1%	$118.9	$156.3	34.7%	25.2%
Net Margin	*20.2%*	*19.0%*	*20.1%*			*20.6%*	*21.7%*		
YoY Growth		*12.7%*	*31.7%*			*38.0%*	*31.5%*		
				FY10-FY12E	FY10-FY15E			FY10-FY12E	FY10-FY15E
Change in Working Capital (Increase)/Decrease		($24.1)	($44.4)	($68.6)	($313.5)	($67.8)	($54.3)	($122.1)	($318.9)
% of Change in Revenue		*28.3%*	*35.6%*	*32.6%*	*52.7%*	*44.9%*	*38.3%*	*41.7%*	*43.7%*
% of EBITDA		*18.0%*	*25.1%*	*22.1%*	*28.9%*	*42.3%*	*26.4%*	*33.4%*	*25.8%*
Capital Expenditures[(a)]	($111.5)	($77.0)	($49.3)	($126.2)	($340.8)	($76.9)	($49.2)	($126.1)	($340.7)
% of Revenue	*26.1%*	*15.0%*	*7.7%*	*11.0%*	*9.0%*	*13.3%*	*6.8%*	*9.7%*	*8.0%*
% of EBITDA	*99.9%*	*57.4%*	*27.8%*	*40.6%*	*31.4%*	*48.0%*	*23.9%*	*34.5%*	*27.5%*

Source: Management projections and Wall Street research.
(a) Includes acquisition of intangible assets.

Wall Street Perspectives – Current vs. Pre-Q1 Earnings Release

($ in millions)

Analyst estimate range has tightened following Helios' Q1 earnings release, which missed expectations. Analysts also expect margin compression over the next two years vs. prior expectation of steady margins

		Current Analyst Projections			Pre-Q1 Earnings Release Analyst Projections		
	FY2010	FY2011E	FY2012E	FY10-FY12E CAGR	FY2011E	FY2012E	FY10-FY12E CAGR
Revenue							
Maxim Group		$470.7	$547.6	13.3%	$471.6	$549.0	13.5%
Roth Capital Partners		476.8	578.3	16.4%	512.3	625.5	21.1%
Mean Revenue	$426.5	$473.8	$563.0	14.9%	$491.9	$587.3	17.3%
YoY Growth	*22.2%*	*11.1%*	*18.8%*		*15.3%*	*19.4%*	
Gross Profit							
Maxim Group		$135.0	$155.7	7.1%	$136.8	$159.0	8.2%
Roth Capital Partners		141.2	173.4	13.0%	161.8	199.7	21.3%
Mean Gross Profit	$135.7	$138.1	$164.6	10.1%	$149.3	$179.3	15.0%
Gross Margin	*31.8%*	*29.1%*	*29.2%*		*30.3%*	*30.5%*	
YoY Growth	*23.5%*	*1.8%*	*19.2%*		*10.0%*	*20.1%*	
EBITDA							
Maxim Group		$100.4	$125.9	6.2%	$109.0	$129.1	7.6%
Roth Capital Partners		114.4	149.0	15.6%	144.8	178.9	26.6%
Mean EBITDA	$111.6	$107.4	$137.5	11.0%	$126.9	$154.0	17.5%
EBITDA Margin	*26.2%*	*22.7%*	*24.4%*		*25.8%*	*26.2%*	
YoY Growth		*(3.7%)*	*28.0%*		*13.7%*	*21.4%*	
Net Income							
Maxim Group		$67.3	$84.8	(0.8%)	$79.1	$93.8	4.3%
Roth Capital Partners		66.7	92.0	3.3%	98.3	120.4	18.2%
Mean Net Income	$86.2	$67.0	$88.4	1.3%	$88.7	$107.1	11.5%
Net Margin	*20.2%*	*14.1%*	*15.7%*		*18.0%*	*18.2%*	
YoY Growth		*(22.3%)*	*32.0%*		*2.9%*	*20.8%*	

Source: Wall Street research.

Quarterly Comparison – Management vs. Analyst vs. Actual

($ in millions)

FY2010 Q4 Results vs. Expectations

Basis	FY2010 Q4 Comparison Revenue	FY2010 Q4 Comparison Gross Profit
Management Projections (11/2010)	$109.3	$33.6
Analyst Consensus[a]	$109.0	$33.7
Actual Results	$106.2	$31.1
Actuals vs. Management Projections	(2.8%)	(7.6%)
Actuals vs. Analyst Consensus	(2.6%)	(7.9%)

Selected Observations and Commentary Post-Announcement

- "Revenue was flat year-over-year, largely due to capacity constraints... Fourth-quarter gross margin declined 440 basis points year-over-year... [higher mix of lower-margin rotary motors and higher costs associated with Shanghai facility start-up]."
- "...We forecast 8% revenue growth... with stronger growth in the second half of the year when new capacity is expected to come on line in the rotary motor business... expect 100 basis points of operating margin contraction, to 22.9, primarily due to higher raw material costs and shifts in product mix."

- William Blair & Company, March 18, 2011

- "...Q4 results as roughly in-line with our estimates... our outlook for 2011 and 2012 remains largely unchanged... encouraged by Helios' orders for [linear motors for Beijing Airport] and [oil pumps for Jiangsu/Jilin oil fields]... While the magnitude of these order is not large, we are encouraged by the long-term potential associated with new customers and applications."
- "Capable of achieving 20% revenue growth and 25% earnings growth through 2012... stable gross margins in the low-30%'s based on expectations for continued material and labor cost increases which offset [higher shipment volume]."

- Roth Capital Partners, March 24, 2011

FY2011 Q1 Results vs. Expectations

Basis	FY2011 Q1 Comparison Revenue	FY2011 Q1 Comparison Gross Profit
Management Projections (04/2011)	$103.4	$33.8
Analyst Consensus[a]	$108.3	$32.6
Actual Results	$103.8	$30.2
Actuals vs. Management Projections	0.4%	(10.6%)
Actuals vs. Analyst Consensus	(4.1%)	(7.3%)

Selected Observations and Commentary Post-Announcement

- "Total revenue was down 1.6% y/y mainly due to capacity constraint... margins were lower due to increased raw material cost and higher expenses [R&D and SG&A] and taxes."
- "Maintaining our revenue estimates for the rest of 2011 and 2012... should be supported by gradual capacity expansion in Weihai and Xi'an as well as new linear motor product sales. However, China's commodity price inflation and Helios' increasing operating and tax expenses should negatively affect earnings."

- Maxim Group, May 11, 2011

- "We are substantially lowering our estimates after Helios reported weaker than expected 1Q11 results. Downside was driven by lower than expected revenue from rotary motors (Weihai and Xi'an), higher operating expenses and higher tax rate. While we anticipate recovery from Q1 levels, our outlook is tempered [scaling back projections for linear motors and rotary motors]. We continue to view the pending privatization as the primary value driver for shares."
- "Gross margins remained [flat] due to unfavorable product mix and rising raw material costs... Linear business margin deterioration was most dramatic."

- Roth Capital Partners, May 11, 2011

Source: Management projections and Wall Street research.
Note: Management Q4 projection based on FY2010 estimates and actual financial results for nine months ending September 30, 2010.
(a) Represents consensus estimates during the period between earnings releases.

Quarterly Trending

($ in millions)

	FY2009				FY2009	FY2010				FY2010	FY2011
	Q1	Q2	Q3	Q4		Q1	Q2	Q3	Q4		Q1
Linear Motors	$12.4	$11.5	$16.4	$20.3	$60.6	$19.8	$20.1	$19.3	$17.0	$76.3	$19.3
Specialty Micro-Motors	6.1	8.6	8.4	17.1	40.2	16.2	15.2	15.3	14.0	60.8	15.5
Weihai	10.8	17.0	20.7	23.7	72.2	22.5	23.5	23.5	23.8	93.2	21.8
Xi'an	0.0	0.0	0.0	44.1	44.1	45.0	44.6	48.9	49.9	188.5	46.3
Others	1.4	1.3	1.4	2.0	6.1	1.9	2.0	2.3	1.5	7.7	1.0
Total Revenue	**$30.7**	**$38.4**	**$46.9**	**$107.2**	**$223.2**	**$105.5**	**$105.4**	**$109.4**	**$106.2**	**$426.5**	**$103.8**
Linear Motors	6.7	6.5	10.2	12.5	36.0	11.9	12.3	12.2	9.6	45.9	8.8
Specialty Micro-Motors	2.5	3.5	3.4	6.5	15.8	6.2	5.6	4.8	4.1	20.8	5.0
Weihai	1.1	2.2	2.4	2.3	8.1	2.9	2.9	2.6	2.5	10.8	2.5
Xi'an	0.0	0.0	0.0	13.9	13.9	14.0	13.8	13.1	14.4	55.3	13.5
Others	0.7	0.6	0.7	0.8	2.9	0.8	0.8	0.9	0.4	2.8	0.4
Total Gross Profit	**$10.9**	**$12.9**	**$16.8**	**$36.1**	**$76.6**	**$35.7**	**$35.3**	**$33.6**	**$31.1**	**$135.7**	**$30.2**
Revenue YoY Growth											
Linear Motors	9.0%	(6.4%)	18.3%	66.0%	21.8%	60.2%	75.0%	17.7%	(16.2%)	25.9%	(2.9%)
Specialty Micro-Motors	(28.5%)	(5.3%)	(7.4%)	128.7%	17.6%	165.7%	77.5%	81.2%	(18.0%)	51.0%	(4.4%)
Weihai	NM	NM	37.1%	89.3%	161.7%	107.2%	38.3%	13.7%	0.2%	29.1%	(3.1%)
Xi'an	NA	NA	NA	NM	NM	NM	NM	NM	13.2%	327.7%	2.8%
Others	(45.5%)	(50.5%)	(12.3%)	(20.0%)	(34.4%)	37.3%	53.6%	64.4%	(25.3%)	26.6%	(49.4%)
Total Revenue	**36.8%**	**60.1%**	**18.3%**	**208.6%**	**84.8%**	**243.3%**	**174.8%**	**133.1%**	**(0.9%)**	**91.0%**	**(1.6%)**
Revenue QoQ Growth											
Linear Motors	1.1%	(7.1%)	42.6%	23.8%		(2.5%)	1.5%	(4.0%)	(11.9%)		13.1%
Specialty Micro-Motors	(18.3%)	39.9%	(1.3%)	102.6%		(5.1%)	(6.5%)	0.8%	(8.3%)		10.7%
Weihai	(13.5%)	56.7%	21.6%	14.8%		(5.3%)	4.6%	(0.1%)	1.2%		(8.4%)
Xi'an	NA	NA	NA	NM		2.2%	(1.0%)	9.7%	2.0%		(7.2%)
Others	(44.0%)	(5.7%)	6.7%	41.9%		(3.9%)	5.5%	14.2%	(35.5%)		(34.9%)
Total Revenue	**(11.6%)**	**24.9%**	**22.3%**	**128.5%**		**(1.6%)**	**(0.0%)**	**3.7%**	**(2.9%)**		**(2.2%)**
Gross Margin											
Linear Motors	54.1%	56.9%	62.1%	61.6%	59.3%	59.8%	60.9%	63.1%	56.4%	60.2%	45.6%
Specialty Micro-Motors	40.1%	40.4%	40.4%	37.7%	39.2%	38.2%	37.1%	31.5%	29.5%	34.2%	32.1%
Weihai	10.1%	13.2%	11.7%	9.7%	11.2%	12.7%	12.2%	10.9%	10.6%	11.6%	11.7%
Xi'an	NA	NA	NA	31.6%	31.6%	31.1%	30.9%	26.8%	29.0%	29.4%	29.1%
Others	49.3%	48.0%	51.8%	43.0%	47.5%	41.3%	38.5%	39.2%	26.4%	37.1%	42.8%
Total Gross Profit	**35.6%**	**33.6%**	**35.7%**	**33.6%**	**34.3%**	**33.9%**	**33.5%**	**30.7%**	**29.3%**	**31.8%**	**29.1%**

Source: Company filings.

Note: Excludes pro forma financials for Weihai and Simo Motor acquisitions.

Recent Chinese Market Developments

SOURCE	KEY OBSERVATIONS
ECONOMISTS/ MARKET PARTICIPANTS	■ Economists predict another increase in interest rates by the People's Bank of China, which would represent the fifth rate increase since October 2010 ▪ Currently, the one-year deposit interest rate is 3.25% and the one-year loan interest rate is 6.31%, both have increased 1.00% since October 2010 ■ According to China Association of Automobile Manufacturers, China auto sales declined in May 2011 for the second straight month – 14.4% month-over-month decline in May 2011 and 14.0% month-over-month decline in April 2011 ▪ Key drivers in declining automobile market includes a slowdown in China's overall economy and the continued effects of the conclusion of government purchase incentives in 2010 ▪ SAIC Motor Corp.'s President reported expectation of sharp slowdown in China's vehicle market – 7.4% growth in vehicle sales compared to more than 33% growth in 2010 ■ According to a April 28, 2011 report, IMF estimated 9.6% GDP growth during 2011, a 0.7% decrease from prior estimates as policy tightening slows investment ▪ The World Bank increased its forecast of China's GDP to 9.3% from 8.7%, stating that China's economy has remained resilient as the macro stance moved towards normalization and the economic outlook remains favorable
CHINESE GOVERNMENT	■ On June 14, 2011, China reported steady growth in May 2011 industrial output; the reported 13.3% year-over-year growth was better than expected and 0.1% lower than April 2011 results (compared to 14.0% year-over-year growth 2011 year-to-date) ▪ Ministry of Industry and Information Technology ("MIIT") recently estimated that industrial output would grow 13.5% in the first half of 2011 – expects economic difficulties/issues in May and June of 2011, following four months of "steady" industrial momentum ▪ MIIT also predicted that the growth rate of the industrial economy may weaken further in 2011 due to pressures from international uncertainty and domestic macro-economic tightening ■ In April 2011, National Development and Reform Commission reported that it would add new energy, inner-city railway transport equipment into the "encouraged" category of China's future investment plans ■ In February 2011, Premier Wen Jiabao revealed China's 12th Five-Year Plan, targeting a 7% annual GDP growth during the 2011-2015 time period ▪ Compared to 7.5% over the previous five years ▪ Efforts to improve the quality of the growth and reduce inflationary pressures ■ In February 2011, MIIT reported that China's industrial output growth may slow to 11% due to yuan concerns, decline in global demand, inflation, financial issues of small- and medium-sized enterprises, and environmental restrictions ▪ Would represent a 4.7% decline from 2010 results
HELIOS MANAGEMENT	■ In late May 2011, Mr. Yang indicated that Helios was experiencing softness on the demand side for several end-markets, notably industrial and automotive ▪ Stated that raw material costs were rising with limited ability to raise prices, in addition to increasing labor costs ■ In early May 2011, Mr. Yang communicated that customer demand remained robust and that the greater concern was related to growth management and capacity constraints

IV Financial Analysis

Valuation Summary

Valuation ranges below are based on Management Projections from April 2011 as well as a range of sensitivities as directed by the Special Committee

- **Key assumptions of Sensitivity Range are as follows:**
  - 2010 – 2015E revenue CAGR of 10% – 15% vs. 19.1% for Management Projections from April 2011
  - 2010 – 2015E EBITDA margin expansion of (4%) – 1% vs. 3.5% for Management Projections from April 2011

Methodology

Public Company Benchmarks

Enterprise Value / 2011E EBITDA

Management Projections – April 2011

Sensitivity Range

Price / 2011E Earnings

Management Projections – April 2011

Sensitivity Range

Discounted Cash Flow Analysis

Management Projections – April 2011

Sensitivity Range

Implied Equity Value Per Share



Proposed Price: $24.00
Current Price: $8.39
$13.88
$20.24
$12.89
$19.58
$13.97
$20.12
$12.90
$19.43
$24.87
$34.68
$14.74
$17.14
$24.08
$28.01
$5.00
$10.00
$15.00
$20.00
$25.00
$30.00
$35.00
$40.00

Comments

- 3.0x – 4.5x 2011E EBITDA
  - Management Projections: $134.0M
  - Sensitivity Range: $123.6M – $129.4M
- 4.5x – 6.5x 2011E Net Income
  - Management Projections: $97.2M
  - Sensitivity Range: $89.7M – $93.8M
- Terminal multiple of 3.5x – 5.0x LTM EBITDA
  - 13.0% – 15.0% discount rate range
  - Implied Management Projections perpetuity growth rate range of 4.3% – 8.7%
  - Implied Sensitivity Range perpetuity growth rate range of 3.7% – 8.3%
  - Light Blue range represents sensitivity range at midpoint terminal multiple of 4.25x and discount rate of 14.0%

For Informational Purposes Only: Other Financial Analyses

Methodology	Implied Equity Value Per Share	Comments

FOR VALUATION SUMMARY SEE PREVIOUS PAGE

Public Company Benchmarks

U.S.-Listed, U.S.-Based Motor Companies
Enterprise Value / 2011E EBITDA

Management Projections – April 2011

- 7.5x – 9.5x 2011E EBITDA
  - Management Projections: $134.0M

Sensitivity Range

  - Sensitivity Range: $123.6M – $129.4M

H.K.-Listed, China-Based Industrials
Enterprise Value / 2011E EBITDA

Management Projections – April 2011

- 6.0x – 8.0x 2011E EBITDA
  - Management Projections: $134.0M

Sensitivity Range

  - Sensitivity Range: $123.6M – $129.4M

Leveraged Buyout Analysis

Management Projections – April 2011

- Transaction structure based on Mr. Yang / Abax proposal
  - Exit multiple of 3.5x – 5.0x LTM EBITDA
  - 20.0% – 30.0% target IRR

Sensitivity Range

52-Week Trading Range

- 52-week trading range as June 17, 2011

Premiums Paid Analysis

- 30.0 – 40.0% premium to Helios' October 1, 2010 unaffected share price


Proposed Price: $24.00
Current Price: $8.39
$32.92
$41.38
$30.47
$39.99
$26.58
$35.04
$24.62
$33.87
$20.70
$30.21
$15.29
$25.36
$6.98
$23.41
$23.10
$24.88
$5.00 $10.00 $15.00 $20.00 $25.00 $30.00 $35.00 $40.00 $45.00

Public Company Benchmarks – Trading Metrics

($ in millions, except per share data)

Company	Stock Price 6/17/2011	% of 52-Week High	Equity Value	Enterprise Value	EV / Revenue LTM	EV / Revenue CY2011E	EV / Revenue CY2012E	EV / EBITDA LTM	EV / EBITDA CY2011E	EV / EBITDA CY2012E	Price / EPS LTM	Price / EPS CY2011E	Price / EPS CY2012E
U.S.-Listed, China-Based Industrials													
A-Power Energy Generation Systems, Ltd. (a)	$1.85	20.3%	$86	$28	0.09 x	NA	NA	0.8 x	NA	NA	3.7 x	NA	NA
China Automotive Systems Inc. (a)	$7.02	32.7%	$192	$271	0.82 x	0.66 x	0.58 x	4.6 x	3.8 x	3.3 x	7.0 x	5.7 x	4.9 x
China Fire & Security Group, Inc. (b)	$6.26	53.5%	$178	$154	1.93 x	1.62 x	1.35 x	9.5 x	7.5 x	6.3 x	13.7 x	11.4 x	9.6 x
China Valves Technology, Inc.	$3.12	24.7%	$111	$93	0.47 x	0.40 x	0.34 x	1.5 x	1.4 x	1.2 x	2.6 x	2.5 x	2.1 x
Fushi Copperweld, Inc.	$4.53	40.2%	$173	$45	0.17 x	0.15 x	0.14 x	0.6 x	0.6 x	0.6 x	5.8 x	3.9 x	3.3 x
Hollysys Automation Technologies, Ltd	$9.82	54.1%	$542	$489	1.98 x	1.79 x	1.52 x	9.6 x	8.3 x	6.6 x	15.1 x	11.8 x	9.7 x
SORL Auto Parts, Inc.	$3.70	36.2%	$71	$97	0.46 x	0.42 x	0.36 x	2.9 x	2.8 x	2.4 x	3.3 x	3.3 x	2.9 x
MEDIAN		36.2%			0.47 x	0.54 x	0.47 x	2.9 x	3.3 x	2.9 x	5.8 x	4.8 x	4.1 x
MEAN		37.4%			0.84 x	0.84 x	0.71 x	4.2 x	4.1 x	3.4 x	7.3 x	6.4 x	5.4 x
Helios (c)	**$8.39**	**33.5%**	**$262**	**$230**	**0.54 x**	**0.45 x**	**0.36 x**	**2.2 x**	**1.7 x**	**1.3 x**	**3.4 x**	**2.7 x**	**2.0 x**
Helios (c)	**$24.00**	**95.8%**	**$754**	**$722**	**1.70 x**	**1.41 x**	**1.13 x**	**7.0 x**	**5.4 x**	**4.1 x**	**9.9 x**	**7.8 x**	**5.9 x**
Helios (Consensus)	**$8.39**	**33.5%**	**$262**	**$230**	**0.54 x**	**0.49 x**	**0.41 x**	**2.2 x**	**2.1 x**	**1.7 x**	**3.4 x**	**3.9 x**	**3.0 x**
Helios (Consensus) - Offer	**$24.00**	**95.8%**	**$754**	**$722**	**1.70 x**	**1.52 x**	**1.28 x**	**7.0 x**	**6.7 x**	**5.3 x**	**9.8 x**	**11.3 x**	**8.6 x**
Memo: U.S.-Listed, U.S-Based Motor Cos.													
Altra Holdings, Inc.	$23.02	83.8%	$618	$750	1.36 x	1.16 x	1.02 x	8.8 x	7.1 x	6.3 x	19.0 x	15.1 x	12.5 x
AO Smith Corp.	$40.04	87.4%	$1,872	$2,088	1.36 x	1.28 x	1.21 x	11.8 x	10.9 x	9.6 x	20.0 x	19.2 x	16.3 x
Franklin Electric Co. Inc.	$43.26	89.7%	$1,041	$1,101	1.49 x	1.39 x	1.29 x	10.8 x	9.5 x	8.0 x	20.2 x	17.2 x	14.5 x
Regal Beloit Corporation	$64.35	84.0%	$2,516	$2,778	1.16 x	0.99 x	0.89 x	8.6 x	7.0 x	5.9 x	16.3 x	13.9 x	11.4 x
MEDIAN		85.7%			1.36 x	1.22 x	1.12 x	9.8 x	8.3 x	7.2 x	19.5 x	16.2 x	13.5 x
MEAN		86.2%			1.34 x	1.21 x	1.10 x	10.0 x	8.6 x	7.5 x	18.9 x	16.4 x	13.7 x

Source: CapitalIQ, Company filings, FactSet and Wall Street research.

Note: Where applicable, EBITDA and net debt are adjusted to reflect a company's attributable portion of a joint venture. Projections are based upon I/B/E/S consensus estimates. In-the-money outstanding stock options are treated using the Treasury Stock Method. All in-the-money convertible debt is assumed to convert into additional shares. Completed debt or equity issuances and acquisitions or corporate divestitures post-filing are adjusted accordingly.

(a) Most recent quarterly filing is as of September 30, 2010.
(b) Represents unaffected price as of March 4, 2011.
(c) Management projections.

Public Company Benchmarks – Trading Metrics (cont'd)

($ in millions, except per share data)

					Enterprise Value as a Multiple of						Price / EPS		
	Stock Price (Local)	% of 52-Week	Equity	Enterprise	Revenue			EBITDA					
Company	6/17/2011	High	Value	Value	LTM	CY2011E	CY2012E	LTM	CY2011E	CY2012E	LTM	CY2011E	CY2012E
Memo: China-Listed, China-Based Motor Cos.													
Zhongshan Broad-Ocean Motor	21.22	61.2%	$1,404	$1,404	3.91 x	2.79 x	1.97 x	29.7 x	NA	NA	40.5 x	27.1 x	17.5 x
Xiangtan Electric Manufacturing	11.42	65.2%	$1,073	$1,427	1.71 x	0.87 x	0.61 x	31.3 x	16.2 x	10.5 x	51.9 x	18.9 x	13.0 x
Jinlong Machinery & Electronic	23.15	79.1%	$510	$418	11.10 x	NA	NA	53.2 x	NA	NA	90.9 x	NA	NA
Zhejiang Founder Motor Co	14.73	65.2%	$263	$283	3.43 x	1.65 x	0.95 x	37.0 x	19.3 x	10.7 x	60.2 x	27.4 x	16.2 x
	MEDIAN	65.2%			3.67 x	1.65 x	0.95 x	34.1 x	17.7 x	10.6 x	56.0 x	27.1 x	16.2 x
	MEAN	67.7%			5.04 x	1.77 x	1.18 x	37.8 x	17.7 x	10.6 x	60.9 x	24.5 x	15.5 x
Memo: HK-Listed, China-Based Industrials													
Zhuzhou Csr Times Electric	25.85	74.9%	$3,597	$3,600	3.43 x	2.94 x	2.32 x	14.9 x	14.4 x	11.5 x	18.2 x	18.4 x	14.3 x
China High Speed Transmission	7.92	42.1%	$1,398	$1,942	1.70 x	1.43 x	1.28 x	6.7 x	5.9 x	5.6 x	7.6 x	6.5 x	6.2 x
Haitian International	10.06	84.1%	$2,061	$1,856	1.70 x	1.44 x	1.27 x	8.5 x	7.4 x	6.6 x	12.5 x	10.7 x	9.2 x
Boer Power Holdings Ltd	6.97	76.6%	$696	$653	4.64 x	3.19 x	2.33 x	19.6 x	13.1 x	9.5 x	25.1 x	15.5 x	12.0 x
Tianneng Power International	3.19	72.8%	$444	$475	0.82 x	0.65 x	0.54 x	6.8 x	5.2 x	4.1 x	9.4 x	6.7 x	5.4 x
Changfeng Axle China Co	2.82	50.8%	$290	$261	1.28 x	0.99 x	0.78 x	4.5 x	3.6 x	3.0 x	6.6 x	5.4 x	4.9 x
Sun King Power Electronics	1.23	41.7%	$216	$154	2.33 x	1.24 x	0.98 x	16.0 x	8.5 x	5.4 x	37.4 x	13.6 x	9.5 x
Zhejiang Shibao Co Ltd	3.80	81.7%	$128	$132	1.57 x	NA	NA	6.1 x	NA	NA	8.1 x	NA	NA
Greens Holdings Ltd	0.83	73.5%	$133	$135	1.23 x	1.00 x	0.87 x	7.1 x	5.4 x	5.0 x	17.0 x	12.8 x	10.0 x
China Titans Energy Technology	1.19	79.3%	$131	$106	2.38 x	1.89 x	1.42 x	7.4 x	NA	NA	12.8 x	8.5 x	7.2 x
	MEDIAN	74.2%			1.70 x	1.43 x	1.27 x	7.2 x	6.7 x	5.5 x	12.6 x	10.7 x	9.2 x
	MEAN	67.8%			2.11 x	1.64 x	1.31 x	9.8 x	7.9 x	6.3 x	15.5 x	10.9 x	8.7 x

Source: *CapitalIQ, Company filings, FactSet and Wall Street research.*

Note: Where applicable, EBITDA and net debt are adjusted to reflect a company's attributable portion of a joint venture. Projections are based upon I/B/E/S consensus estimates. In-the-money outstanding stock options are treated using the Treasury Stock Method. All in-the-money convertible debt is assumed to convert into additional shares. Completed debt or equity issuances and acquisitions or corporate divestitures post-filing are adjusted accordingly.

Relative Trading Performance – Since January 1, 2009

Enterprise Value / NTM EBITDA



EV / NTM EBITDA
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
5.9x
4.1x
3.1x
7.7x
3.7x
2.2x
Jan 02, 2009
Aug 14, 2009
Mar 26, 2010
Nov 05, 2010
Jun 17, 2011
Helios
U.S.-Listed, U.S.-Based Motor Companies
U.S.-Listed, China-Based Industrials

Price / NTM Earnings



Price / NTM Earnings
1 Oct 2010
One week prior to Helios going-private proposal
19 Nov 2010
Frazer Frost audit fraud allegations
25.0x
20.0x
15.0x
10.0x
5.0x
0.0x
10.5x
5.4x
5.2x
15.7x
5.9x
3.6x
Jan 02, 2009
Aug 14, 2009
Mar 26, 2010
Nov 05, 2010
Jun 17, 2011
Helios
U.S.-Listed, U.S.-Based Motor Companies
U.S.-Listed, China-Based Industrials

Source: *CapitalIQ.*
Note: U.S.-Listed, U.S.-Based Motor Companies include: Altra Holdings, AO Smith, Franklin Electric Co. and Regal Beloit.
Note: U.S.-Listed, China-Based Industrials include: A-Power Energy Generation Systems, China Automotive Systems, China Fire & Security Group, China Valves Technology, Fushi Copperweld, Hollysys Automation Technologies and SORL Auto Parts.

Discounted Cash Flow Analysis – Management Projections

($ in millions)

	Fiscal Year Ending December 31,							FY10 - FY15E
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E	CAGR
Revenue	$426.5	$103.8	$408.0	$636.6	$745.1	$872.1	$1,021.2	19.1%
YoY Growth	*91.0%*			*24.4%*	*17.0%*	*17.1%*	*17.1%*	
								Margin Expansion
EBITDA	$111.6	$21.7	$112.3	$177.0	$216.2	$255.8	$302.8	
EBITDA Margin	*26.2%*	*20.9%*	*27.5%*	*27.8%*	*29.0%*	*29.3%*	*29.6%*	3.5%
YoY Growth	*84.2%*			*32.1%*	*22.2%*	*18.3%*	*18.4%*	
Less: Depreciation and Amortization	(9.7)	(2.8)	(14.6)	(23.7)	(29.1)	(35.5)	(43.2)	
EBIT	$101.9	$18.9	$97.7	$153.3	$187.1	$220.3	$259.5	
Plus: Other Income	5.5	1.1	4.4	5.5	5.5	5.5	5.5	
EBT	$107.4	$20.0	$102.1	$158.8	$192.6	$225.8	$265.0	
Less: Taxes	(18.3)	(3.4)	(17.4)	(27.0)	(32.7)	(38.4)	(45.1)	
Tax Rate	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	
Unlevered Net Income	$89.1	$16.6	$84.8	$131.8	$159.9	$187.4	$220.0	
Cash Flow Items								
Plus: Depreciation and Amortization	9.7	2.8	14.6	23.7	29.1	35.5	43.2	
Less: Acquisition of Intangible Assets	(0.1)	0.0	(0.5)	(0.5)	(0.5)	(0.5)	(0.5)	
Less: Capital Expenditures	(111.4)	(0.6)	(75.9)	(48.8)	(58.5)	(70.3)	(84.3)	
Less: Change in Working Capital	(26.1)	(19.3)	(4.8)	(44.4)	(74.1)	(78.4)	(92.4)	
Unlevered Free Cash Flow	**($38.7)**	**($0.5)**	**$18.1**	**$61.7**	**$55.9**	**$73.7**	**$86.0**	
YoY Growth					***(9.5%)***	***31.9%***	***16.6%***	
% of EBITDA	***NM***	***NM***	***16.2%***	***34.9%***	***25.9%***	***28.8%***	***28.4%***	
Relevant Metrics								
Acquisition of Intangible Assets as % of EBITDA	*0.1%*	*0.0%*	*0.4%*	*0.3%*	*0.2%*	*0.2%*	*0.2%*	
Capital Expenditures as % of EBITDA	*99.8%*	*2.7%*	*67.6%*	*27.6%*	*27.1%*	*27.5%*	*27.8%*	
Change in Working Capital as % of EBITDA	*23.4%*	*89.1%*	*4.3%*	*25.1%*	*34.3%*	*30.7%*	*30.5%*	

Source: Management projections.

Discounted Cash Flow Analysis – Management Projections (cont'd)

($ in millions, except per share data)

Exit Multiple Methodology

Discount Rate	NPV of Cash Flows as of 03/31/2011	Present Value of Terminal Valuation LTM EBITDA Exit Multiple			Enterprise Valuation LTM EBITDA Exit Multiple		
		3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	$213.5	$593.0	$720.1	$847.1	$806.5	$933.5	$1,060.6
14.0%	$208.7	$568.7	$690.5	$812.4	$777.4	$899.3	$1,021.1
15.0%	$204.1	$545.6	$662.5	$779.4	$749.7	$866.6	$983.5

Discount Rate	Net Debt as of 03/31/2011	Equity Valuation LTM EBITDA Exit Multiple			Terminal Valuation Percentage LTM EBITDA Exit Multiple		
		3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	($32.2)	$838.7	$965.8	$1,092.8	73.5%	77.1%	79.9%
14.0%	($32.2)	$809.7	$931.5	$1,053.4	73.2%	76.8%	79.6%
15.0%	($32.2)	$782.0	$898.9	$1,015.8	72.8%	76.4%	79.2%

Discount Rate	Implied Perpetuity Growth Rate[(a)] LTM EBITDA Exit Multiple			Implied Share Price LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	4.3%	5.7%	6.8%	$26.66	$30.67	$34.68
14.0%	5.2%	6.7%	7.7%	$25.74	$29.59	$33.43
15.0%	6.1%	7.6%	8.7%	$24.87	$28.56	$32.24

Source: Management projections.

Note: Discount rates derived from Weighted Average Cost of Capital Analysis on page 28.

(a) Implied perpetuity growth rate based upon normalized FY2015E cash flow.

Appendix

A Additional Helios Information

Analyst Consensus Over Time

Analyst Consensus Evolution


% Buy/Sell
Price
100%
75%
50%
25%
0%
$40
30
20
10
0
Jan 07
Mar 07
Jun 07
Sep 07
Dec 07
Mar 08
Jun 08
Sep 08
Dec 08
Mar 09
Jun 09
Sep 09
Dec 09
Mar 10
Jun 10
Sep 10
Dec 10
Mar 11
Jun 11
Sell
Hold
Buy
Helios Share Price
Average Target Price

SUMMARY OF ANALYST TARGET PRICES

	High	Mean	Median	Low
Target Price	$24.00	$24.00	$24.00	$24.00
Implied Premium / (Discount) vs. Current ($8.39)	*186.1%*	*186.1%*	*186.1%*	*186.1%*

Source: Bloomberg, CapitalIQ, FactSet and Wall Street research as of June 17, 2011.

Share Trading Volume At Various Prices

Volume at Various Prices Since October 1, 2010


50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
41,468,024
22,981,484
21,904,332
11,519,561
12,288,546
15,544,031
8,040,519
263,342
5,822,988
5,183,699
<$16.00
$16.00-$17.00
$17.00-$18.00
$18.00-$19.00
$19.00-$20.00
$20.00-$21.00
$21.00-$22.00
$22.00-$23.00
$23.00-$24.00
>$24.00

	<$16.00	$16.00-$17.00	$17.00-$18.00	$18.00-$19.00	$19.00-$20.00	$20.00-$21.00	$21.00-$22.00	$22.00-$23.00	$23.00-$24.00	>$24.00
% Traded	*29%*	*16%*	*15%*	*8%*	*8%*	*11%*	*6%*	*0%*	*4%*	*4%*
% Cumulative	*29%*	*44%*	*60%*	*67%*	*76%*	*87%*	*92%*	*92%*	*96%*	*100%*

Volume at Various Prices Since January 1, 2010


50,000,000
40,000,000
30,000,000
20,000,000
10,000,000
0
43,038,391
33,114,136
39,660,780
24,383,884
17,673,244
20,340,958
13,784,828
8,770,477
12,401,302
8,809,078
<$16.00
$16.00-$17.00
$17.00-$18.00
$18.00-$19.00
$19.00-$20.00
$20.00-$21.00
$21.00-$22.00
$22.00-$23.00
$23.00-$24.00
>$24.00

	<$16.00	$16.00-$17.00	$17.00-$18.00	$18.00-$19.00	$19.00-$20.00	$20.00-$21.00	$21.00-$22.00	$22.00-$23.00	$23.00-$24.00	>$24.00
% Traded	*19%*	*15%*	*18%*	*11%*	*8%*	*9%*	*6%*	*4%*	*6%*	*4%*
% Cumulative	*19%*	*34%*	*52%*	*63%*	*71%*	*80%*	*86%*	*90%*	*96%*	*100%*

Source: FactSet.
Note: Price based upon the average of daily high and low price.

Ownership Profile

(Shares and $ in millions)

Ownership By Type


Insiders
41%
Institutions
59%

Ownership By Style


Other
6%
Yield
9%
Growth
33%
Deep Value
12%
GARP
14%
Value
26%

Source: CapitalIQ and FactSet.

Top 20 Shareholders

Holders	9/30/2010 Activity	12/31/2010 Activity	YTD Activity	As of 6/17/11 Shares Held	As of 6/17/11 Market Value	% of Total Outstanding
Tianfu Yang	0.000	0.030	(0.030)	9.633	$80.8	30.8%
Abax Global Capital	0.000	1.692	0.000	1.692	14.2	5.4%
Pentwater Capital Management	0.000	1.083	0.172	1.255	10.5	4.0%
Ardsley Partners	0.725	0.250	0.100	1.075	9.0	3.4%
Fidelity Investments	0.000	0.000	(0.000)	1.000	8.4	3.2%
Whitney Asset Management	0.150	0.000	0.000	1.000	8.4	3.2%
The Vanguard Group	0.220	0.023	0.036	0.933	7.8	3.0%
AQR Capital Management	0.000	0.569	0.086	0.655	5.5	2.1%
Private Wealth Advisors	0.288	0.031	0.160	0.637	5.3	2.0%
First Wilshire Securities Management	(0.037)	(0.249)	(0.078)	0.528	4.4	1.7%
Barclays PLC	(0.014)	0.053	0.460	0.514	4.3	1.6%
Tianli Yang	0.000	0.000	0.000	0.500	4.2	1.6%
Gruber & McBaine Capital Management	0.180	0.320	0.000	0.500	4.2	1.6%
Pennsylvania Public School Employees	0.000	0.479	0.000	0.479	4.0	1.5%
Perimeter Capital Partners	(0.011)	0.195	(0.028)	0.448	3.8	1.4%
Straus Capital Management	0.045	0.160	0.173	0.408	3.4	1.3%
Suofei Xu	0.000	0.000	0.000	0.400	3.4	1.3%
Guerrilla Capital Management	0.041	0.121	0.041	0.392	3.3	1.3%
Zedong Xu	0.000	0.000	0.000	0.350	2.9	1.1%
William Blair Investment Management	(0.018)	0.144	0.008	0.323	2.7	1.0%
Total	**1.569**	**4.901**	**1.098**	**22.722**	**$190.6**	**72.7%**

B Additional Financial Analysis

Weighted Average Cost of Capital

($ in millions, except per share data)

Company	Stock Price 6/17/2011	Equity Value	Net Debt	Enterprise Value	Net Debt / Total Cap.	Net Debt / Equity Value	Tax Rate	Barra Levered Beta[(a)]	Asset Beta[(b)]
U.S.-Listed, China-Based Industrials									
A-Power Energy Generation Systems, Ltd.	$1.85	$85.8	($57.5)	$28.3	(203.2%)	(67.0%)	15.0%	1.84	4.26
China Automotive Systems Inc.	$7.02	$191.5	$79.6	$271.1	29.4%	41.5%	15.0%	2.22	1.64
China Fire & Security Group, Inc.[(c)]	$6.26	$178.1	($23.8)	$154.3	(15.5%)	(13.4%)	21.0%	1.65	1.84
China Valves Technology, Inc.	$3.12	$111.3	($18.5)	$92.7	(20.0%)	(16.7%)	25.0%	1.65	1.89
Fushi Copperweld, Inc.	$4.53	$173.1	($128.3)	$44.8	(286.3%)	(74.1%)	25.0%	1.87	4.22
Hollysys Automation Technologies, Ltd	$9.82	$542.0	($53.3)	$488.7	(10.9%)	(9.8%)	15.0%	1.64	1.79
SORL Auto Parts, Inc.	$3.70	$71.4	$26.0	$97.5	26.7%	36.5%	15.0%	1.65	1.26
				Mean	(68.5%)	(14.7%)	18.7%	1.79	2.41
				Median	(15.5%)	(13.4%)	15.0%	1.65	1.84
Helios	$8.39	$262.1	($32.2)	$229.9	(14.0%)	(12.3%)	17.0%	1.41	1.57

Assumptions

Risk-Free Rate	2.94 %	Based upon 10-year Treasury Yield
Equity Risk Premium	6.70 %	Based upon Ibbotson's Risk Premia, 1926 - 2010

Net Debt / Total Capitalization	Net Debt / Equity Value	Cost of Equity at Various Asset Betas[(d)] 1.50	1.63	1.75	After-Tax Cost of Debt 6.5%	WACC at Various Asset Betas 1.50	1.63	1.75
0.0%	0.0%	13.0%	13.8%	14.7%	5.4%	13.0%	13.8%	14.7%
5.0%	5.0%	13.4%	14.3%	15.2%	5.4%	13.0%	13.8%	14.7%
10.0%	10.0%	13.8%	14.7%	15.6%	5.4%	13.0%	13.8%	14.6%
15.0%	15.0%	14.2%	15.2%	16.1%	5.4%	12.9%	13.7%	14.5%
20.0%	20.0%	14.7%	15.6%	16.6%	5.4%	12.8%	13.6%	14.4%

Source: Barra Beta, CapitalIQ, Company filings, Ibbotson SBBI 2011 Valuation Yearbook and Wall Street research.

(a) Per Barra Beta as of May 31, 2011.
(b) Asset Beta = Levered Beta / [1 + (1 – Tax Rate) * Net Debt / Equity Value].
(c) Represents unaffected price as of March 4, 2011.
(d) Cost of Equity = Risk-Free Rate + Levered Beta * Equity Risk Premium.

Discounted Cash Flow Analysis – Illustrative High Sensitivity Case

($ in millions)

	Fiscal Year Ending December 31,								FY10 - FY15E
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E		CAGR
Revenue	$426.5	$103.8	$390.6	$594.8	$671.8	$759.0	$857.8		15.0%
YoY Growth	*91.0%*			*20.3%*	*12.9%*	*13.0%*	*13.0%*		
									Margin Expansion
EBITDA	$111.6	$21.7	$107.7	$158.4	$181.2	$205.4	$233.0		
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*26.6%*	*27.0%*	*27.1%*	*27.2%*		1.0%
YoY Growth	*84.2%*			*22.4%*	*14.4%*	*13.4%*	*13.4%*		
Less: Depreciation and Amortization	(9.7)	(2.8)	(14.0)	(22.1)	(26.2)	(30.9)	(36.3)		
EBIT	$101.9	$18.9	$93.7	$136.3	$155.0	$174.6	$196.7		
Plus: Other Income	5.5	1.1	4.4	5.5	5.5	5.5	5.5		
EBT	$107.4	$20.0	$98.1	$141.8	$160.5	$180.1	$202.2		
Less: Taxes	(18.3)	(3.4)	(16.7)	(24.1)	(27.3)	(30.6)	(34.4)		
Tax Rate	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*		
Unlevered Net Income	$89.1	$16.6	$81.4	$117.7	$133.3	$149.5	$167.8		
Cash Flow Items									
Plus: Depreciation and Amortization	9.7	2.8	14.0	22.1	26.2	30.9	36.3		
Less: Acquisition of Intangible Assets	(0.1)	0.0	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)		
Less: Capital Expenditures	(111.4)	(0.6)	(73.3)	(45.6)	(52.8)	(61.2)	(70.8)		
Less: Change in Working Capital	(26.1)	(19.3)	0.1	(35.7)	(52.6)	(53.8)	(61.2)		
Unlevered Free Cash Flow	**($38.7)**	**($0.5)**	**$21.7**	**$58.0**	**$53.6**	**$64.9**	**$71.6**		
YoY Growth					***(7.5%)***	***21.0%***	***10.3%***		
% of EBITDA	***NM***	***NM***	***20.2%***	***36.6%***	***29.6%***	***31.6%***	***30.7%***		
Relevant Metrics									
Acquisition of Intangible Assets as % of EBITDA	*0.1%*	*0.0%*	*0.4%*	*0.3%*	*0.2%*	*0.2%*	*0.2%*		
Capital Expenditures as % of EBITDA	*99.8%*	*2.7%*	*68.1%*	*28.8%*	*29.1%*	*29.8%*	*30.4%*		
Change in Working Capital as % of EBITDA	*23.4%*	*89.1%*	*(0.1%)*	*22.6%*	*29.0%*	*26.2%*	*26.3%*		

Source: Management projections.

Discounted Cash Flow Analysis – Illustrative High Sensitivity Case (cont'd)

($ in millions, except per share data)

Exit Multiple Methodology

Discount Rate	NPV of Cash Flows as of 03/31/2011	Present Value of Terminal Valuation LTM EBITDA Exit Multiple			Enterprise Valuation LTM EBITDA Exit Multiple		
		3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	$197.5	$456.3	$554.0	$651.8	$653.8	$751.6	$849.4
14.0%	$193.3	$437.6	$531.3	$625.1	$630.9	$724.7	$818.4
15.0%	$189.3	$419.8	$509.7	$599.7	$609.1	$699.0	$789.0

Discount Rate	Net Debt as of 03/31/2011	Equity Valuation LTM EBITDA Exit Multiple			Terminal Valuation Percentage LTM EBITDA Exit Multiple		
		3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	($32.2)	$686.1	$783.8	$881.6	69.8%	73.7%	76.7%
14.0%	($32.2)	$663.2	$756.9	$850.7	69.4%	73.3%	76.4%
15.0%	($32.2)	$641.3	$731.3	$821.2	68.9%	72.9%	76.0%

Discount Rate	Implied Perpetuity Growth Rate[(a)] LTM EBITDA Exit Multiple			Implied Share Price LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x	3.5 x	4.3 x	5.0 x
13.0%	3.7%	5.2%	6.3%	$21.84	$24.93	$28.01
14.0%	4.6%	6.2%	7.3%	$21.12	$24.08	$27.04
15.0%	5.6%	7.1%	8.2%	$20.43	$23.27	$26.11

Source: Management projections.

Note: Discount rates derived from Weighted Average Cost of Capital Analysis on page 28.

(a) Implied perpetuity growth rate based upon normalized FY2015E cash flow.

Discounted Cash Flow Analysis – Illustrative Mid Sensitivity Case

($ in millions)

	Fiscal Year Ending December 31,							
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E	FY10 - FY15E CAGR
Revenue	$426.5	$103.8	$379.9	$569.9	$629.4	$695.4	$768.5	12.5%
YoY Growth	*91.0%*			*17.8%*	*10.4%*	*10.5%*	*10.5%*	
								Margin Expansion
EBITDA	$111.6	$21.7	$104.8	$145.1	$156.9	$172.4	$189.5	
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*25.5%*	*24.9%*	*24.8%*	*24.7%*	(1.5%)
YoY Growth	*84.2%*			*14.7%*	*8.2%*	*9.9%*	*9.9%*	
Less: Depreciation and Amortization	(9.7)	(2.8)	(13.6)	(21.2)	(24.5)	(28.3)	(32.5)	
EBIT	$101.9	$18.9	$91.2	$123.9	$132.4	$144.1	$157.0	
Plus: Other Income	5.5	1.1	4.4	5.5	5.5	5.5	5.5	
EBT	$107.4	$20.0	$95.6	$129.4	$137.9	$149.6	$162.5	
Less: Taxes	(18.3)	(3.4)	(16.2)	(22.0)	(23.4)	(25.4)	(27.6)	
Tax Rate	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	
Unlevered Net Income	$89.1	$16.6	$79.3	$107.4	$114.4	$124.2	$134.8	
Cash Flow Items								
Plus: Depreciation and Amortization	9.7	2.8	13.6	21.2	24.5	28.3	32.5	
Less: Acquisition of Intangible Assets	(0.1)	0.0	(0.4)	(0.4)	(0.4)	(0.4)	(0.4)	
Less: Capital Expenditures	(111.4)	(0.6)	(71.7)	(43.7)	(49.4)	(56.1)	(63.4)	
Less: Change in Working Capital	(26.1)	(19.3)	3.1	(30.7)	(40.7)	(40.7)	(45.3)	
Unlevered Free Cash Flow	**($38.7)**	**($0.5)**	**$23.9**	**$53.8**	**$48.5**	**$55.3**	**$58.2**	
YoY Growth					***(9.9%)***	***14.2%***	***5.2%***	
% of EBITDA	***NM***	***NM***	***22.8%***	***37.1%***	***30.9%***	***32.1%***	***30.7%***	
Relevant Metrics								
Acquisition of Intangible Assets as % of EBITDA	*0.1%*	*0.0%*	*0.4%*	*0.3%*	*0.3%*	*0.2%*	*0.2%*	
Capital Expenditures as % of EBITDA	*99.8%*	*2.7%*	*68.4%*	*30.1%*	*31.5%*	*32.5%*	*33.5%*	
Change in Working Capital as % of EBITDA	*23.4%*	*89.1%*	*(3.0%)*	*21.1%*	*25.9%*	*23.6%*	*23.9%*	

Source: Management projections.

Discounted Cash Flow Analysis – Illustrative Mid Sensitivity Case (cont'd)

($ in millions, except per share data)

Exit Multiple Methodology

Discount Rate	NPV of Cash Flows as of 03/31/2011	Present Value of Terminal Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Enterprise Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	$177.7	$371.1	$450.7	$530.2	$548.8	$628.3	$707.9
14.0%	$174.0	$355.9	$432.2	$508.5	$530.0	$606.2	$682.5
15.0%	$170.5	$341.5	$414.6	$487.8	$512.0	$585.2	$658.4

Discount Rate	Net Debt as of 03/31/2011	Equity Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Terminal Valuation Percentage LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	($32.2)	$581.1	$660.6	$740.1	67.6%	71.7%	74.9%
14.0%	($32.2)	$562.2	$638.5	$714.8	67.2%	71.3%	74.5%
15.0%	($32.2)	$544.3	$617.4	$690.6	66.7%	70.9%	74.1%

Discount Rate	Implied Perpetuity Growth Rate[(a)] LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Implied Share Price LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	3.8%	5.3%	6.4%	$18.53	$21.04	$23.55
14.0%	4.7%	6.2%	7.3%	$17.93	$20.34	$22.75
15.0%	5.6%	7.2%	8.3%	$17.36	$19.68	$21.98

Source: Management projections.

Note: Discount rates derived from Weighted Average Cost of Capital Analysis on page 28.

(a) Implied perpetuity growth rate based upon normalized FY2015E cash flow.

Discounted Cash Flow Analysis – Illustrative Low Sensitivity Case

($ in millions)

	Fiscal Year Ending December 31,							FY10 - FY15E
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E	CAGR
Revenue	$426.5	$103.8	$369.3	$545.5	$588.9	$635.8	$686.8	10.0%
YoY Growth	*91.0%*			*15.3%*	*7.9%*	*8.0%*	*8.0%*	
EBITDA	$111.6	$21.7	$101.9	$132.5	$134.8	$143.2	$152.2	Margin Expansion
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*24.3%*	*22.9%*	*22.5%*	*22.2%*	(4.0%)
YoY Growth	*84.2%*			*7.1%*	*1.7%*	*6.3%*	*6.3%*	
Less: Depreciation and Amortization	(9.7)	(2.8)	(13.3)	(20.3)	(23.0)	(25.9)	(29.1)	
EBIT	$101.9	$18.9	$88.7	$112.2	$111.8	$117.3	$123.1	
Plus: Other Income	5.5	1.1	4.4	5.5	5.5	5.5	5.5	
EBT	$107.4	$20.0	$93.1	$117.7	$117.3	$122.8	$128.6	
Less: Taxes	(18.3)	(3.4)	(15.8)	(20.0)	(19.9)	(20.9)	(21.9)	
Tax Rate	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	*17.0%*	
Unlevered Net Income	$89.1	$16.6	$77.2	$97.7	$97.4	$101.9	$106.7	
<u>Cash Flow Items</u>								
Plus: Depreciation and Amortization	9.7	2.8	13.3	20.3	23.0	25.9	29.1	
Less: Acquisition of Intangible Assets	(0.1)	0.0	(0.4)	(0.4)	(0.4)	(0.4)	(0.3)	
Less: Capital Expenditures	(111.4)	(0.6)	(70.1)	(41.8)	(46.2)	(51.3)	(56.7)	
Less: Change in Working Capital	(26.1)	(19.3)	6.2	(25.8)	(29.6)	(29.0)	(31.6)	
Unlevered Free Cash Flow	**($38.7)**	**($0.5)**	**$26.1**	**$49.9**	**$44.1**	**$47.2**	**$47.2**	
YoY Growth					***(11.7%)***	***7.1%***	***(0.1%)***	
% of EBITDA	***NM***	***NM***	***25.6%***	***37.7%***	***32.7%***	***33.0%***	***31.0%***	
<u>Relevant Metrics</u>								
Acquisition of Intangible Assets as % of EBITDA	*0.1%*	*0.0%*	*0.4%*	*0.3%*	*0.3%*	*0.3%*	*0.2%*	
Capital Expenditures as % of EBITDA	*99.8%*	*2.7%*	*68.8%*	*31.6%*	*34.3%*	*35.8%*	*37.3%*	
Change in Working Capital as % of EBITDA	*23.4%*	*89.1%*	*(6.0%)*	*19.5%*	*22.0%*	*20.2%*	*20.8%*	

Source: Management projections.

Discounted Cash Flow Analysis – Illustrative Low Sensitivity Case (cont'd)

($ in millions, except per share data)

Exit Multiple Methodology

Discount Rate	NPV of Cash Flows as of 03/31/2011	Present Value of Terminal Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Enterprise Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	$161.1	$298.1	$361.9	$425.8	$459.1	$523.0	$586.9
14.0%	$157.9	$285.8	$347.1	$408.3	$443.8	$505.0	$566.3
15.0%	$154.9	$274.2	$333.0	$391.8	$429.1	$487.9	$546.7

Discount Rate	Net Debt as of 03/31/2011	Equity Valuation LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Terminal Valuation Percentage LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	($32.2)	$491.4	$555.3	$619.1	64.9%	69.2%	72.6%
14.0%	($32.2)	$476.0	$537.3	$598.5	64.4%	68.7%	72.1%
15.0%	($32.2)	$461.4	$520.1	$578.9	63.9%	68.2%	71.7%

Discount Rate	Implied Perpetuity Growth Rate(a) LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x	Implied Share Price LTM EBITDA Exit Multiple 3.5 x	4.3 x	5.0 x
13.0%	3.8%	5.3%	6.4%	$15.69	$17.71	$19.73
14.0%	4.7%	6.2%	7.3%	$15.21	$17.14	$19.08
15.0%	5.6%	7.2%	8.3%	$14.74	$16.60	$18.46

Source: Management projections.
Note: Discount rates derived from Weighted Average Cost of Capital Analysis on page 28.
(a) Implied perpetuity growth rate based upon normalized FY2015E cash flow.

Leveraged Buyout Analysis – Management Projections

($ in millions, except per share data)

Transaction Sources

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	LTM Leverage	Amount	% of Total
Revolver	0.0 x	$0.0	0.0%
Senior Debt	3.9	400.0	51.6%
Mezzanine Debt	0.2	25.0	3.2%
	4.1 x		
Existing Cash		6.0	0.8%
Chairman Rollover Equity		231.2	29.9%
Other Management Rollover Equity		32.9	4.2%
Abax Rollover Equity		40.6	5.2%
Abax Additional Equtiy		38.8	5.0%
Total Sources		$774.5	100.0%

Transaction Uses

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	Amount	% of Total
Refinanced Total Debt	$0.0	0.0%
Purchased Equity	754.5	97.4%
M&A Fees	18.0	2.3%
Financing Fees	2.0	0.3%
Other Fees	0.0	0.0%
Total Uses	$774.5	100.0%

Summary Financial Information

	Fiscal Year Ending December 31,						
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E
EBITDA	$111.6	$21.7	$112.3	$177.0	$216.2	$255.8	$302.8
EBITDA Margin	*26.2%*	*20.9%*	*27.5%*	*27.8%*	*29.0%*	*29.3%*	*29.6%*
YoY Growth	*84.2%*			*32.1%*	*22.2%*	*18.3%*	*18.4%*
Net Interest Expense	(4.6)	(1.9)	(14.9)	(22.2)	(25.0)	(26.5)	(23.9)
Net Income	$86.2	$13.3	$69.9	$110.1	$137.4	$162.1	$196.9
Net Margin	*20.2%*	*12.8%*	*17.1%*	*17.3%*	*18.4%*	*18.6%*	*19.3%*
Cash	$101.7	$147.0	$147.1	$190.8	$148.0	$120.1	$106.7
Total Debt	84.5	114.8	539.8	539.8	459.8	379.8	299.8
Net Debt	($17.1)	($32.2)	$392.7	$348.9	$311.8	$259.6	$193.1
Total Debt / EBITDA	0.8 x			3.1 x	2.1 x	1.5 x	1.0 x
Cash Interest Coverage	24.3 x			7.9 x	9.0 x	9.3 x	12.2 x

Internal Rate of Return

	LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x
Year 2.75	9.8%	22.2%	32.8%
Year 3.75	17.2%	25.5%	32.4%
Year 4.75	20.8%	26.7%	31.7%

Source: Management projections and Lazard estimates.

Note: Transaction and capital structure based on proposal received on April 19, 2011 from Mr. Yang/Abax.

Leveraged Buyout Analysis – Illustrative High Sensitivity Case

($ in millions, except per share data)

Transaction Sources

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	LTM Leverage	Amount	% of Total
Revolver	0.0 x	$0.0	0.0%
Senior Debt	3.9	400.0	51.6%
Mezzanine Debt	0.2	25.0	3.2%
	4.1 x		
Existing Cash		6.0	0.8%
Chairman Rollover Equity		231.2	29.9%
Other Management Rollover Equity		32.9	4.2%
Abax Rollover Equity		40.6	5.2%
Abax Additional Equtiy		38.8	5.0%
Total Sources		$774.5	100.0%

Transaction Uses

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	Amount	% of Total
Refinanced Total Debt	$0.0	0.0%
Purchased Equity	754.5	97.4%
M&A Fees	18.0	2.3%
Financing Fees	2.0	0.3%
Other Fees	0.0	0.0%
Total Uses	$774.5	100.0%

Summary Financial Information

	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E
			Fiscal Year Ending December 31,				
EBITDA	$111.6	$21.7	$107.7	$158.4	$181.2	$205.4	$233.0
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*26.6%*	*27.0%*	*27.1%*	*27.2%*
YoY Growth	*84.2%*			*18.2%*	*14.4%*	*13.4%*	*13.4%*
Net Interest Expense	(4.6)	(1.9)	(14.9)	(22.2)	(23.1)	(26.7)	(24.5)
Net Income	$86.2	$13.3	$66.5	$96.0	$110.8	$124.0	$144.1
Net Margin	*20.2%*	*12.8%*	*17.0%*	*16.1%*	*16.5%*	*16.3%*	*16.8%*
Cash	$101.7	$147.0	$150.7	$190.7	$145.6	$108.8	$80.5
Total Debt	84.5	114.8	539.8	539.8	459.8	379.8	299.8
Net Debt	($17.1)	($32.2)	$389.1	$349.1	$314.2	$271.0	$219.3
Total Debt / EBITDA	0.8 x			3.4 x	2.5 x	1.8 x	1.3 x
Cash Interest Coverage	24.3 x			7.0 x	7.5 x	7.4 x	9.4 x

Internal Rate of Return

	LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x
Year 2.75	(2.5%)	10.7%	21.2%
Year 3.75	7.3%	15.6%	22.6%
Year 4.75	11.9%	17.9%	22.9%

Source: *Management projections and Lazard estimates.*

Note: Transaction and capital structure based on proposal received on April 19, 2011 from Mr. Yang/Abax.

Leveraged Buyout Analysis – Illustrative Mid Sensitivity Case

($ in millions, except per share data)

Transaction Sources

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	LTM Leverage	Amount	% of Total
Revolver	0.0 x	$0.0	0.0%
Senior Debt	3.9	400.0	51.6%
Mezzanine Debt	0.2	25.0	3.2%
	4.1 x		
Existing Cash		6.0	0.8%
Chairman Rollover Equity		231.2	29.9%
Other Management Rollover Equity		32.9	4.2%
Abax Rollover Equity		40.6	5.2%
Abax Additional Equtiy		38.8	5.0%
Total Sources		$774.5	100.0%

Transaction Uses

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	Amount	% of Total
Refinanced Total Debt	$0.0	0.0%
Purchased Equity	754.5	97.4%
M&A Fees	18.0	2.3%
Financing Fees	2.0	0.3%
Other Fees	0.0	0.0%
Total Uses	$774.5	100.0%

Summary Financial Information

	Fiscal Year Ending December 31,						
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E
EBITDA	$111.6	$21.7	$104.8	$145.1	$156.9	$172.4	$189.5
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*25.5%*	*24.9%*	*24.8%*	*24.7%*
YoY Growth	*84.2%*			*8.3%*	*8.2%*	*9.9%*	*9.9%*
Net Interest Expense	(4.6)	(1.9)	(14.9)	(22.2)	(25.1)	(27.0)	(25.8)
Net Income	$86.2	$13.3	$64.5	$85.7	$91.9	$98.5	$110.1
Net Margin	*20.2%*	*12.8%*	*17.0%*	*15.0%*	*14.6%*	*14.2%*	*14.3%*
Cash	$101.7	$147.0	$152.8	$188.6	$138.3	$91.7	$75.0
Total Debt	84.5	114.8	539.8	539.8	459.8	379.8	325.9
Net Debt	($17.1)	($32.2)	$386.9	$351.1	$321.5	$288.1	$250.9
Total Debt / EBITDA	0.8 x			3.7 x	2.9 x	2.2 x	1.7 x
Cash Interest Coverage	24.3 x			6.4 x	6.5 x	6.2 x	7.4 x

Internal Rate of Return

	LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x
Year 2.75	(13.8%)	0.2%	11.3%
Year 3.75	(2.3%)	7.1%	14.2%
Year 4.75	3.9%	10.3%	15.5%

Source: Management projections and Lazard estimates.

Note: Transaction and capital structure based on proposal received on April 19, 2011 from Mr. Yang/Abax.

Leveraged Buyout Analysis – Illustrative Low Sensitivity Case

($ in millions, except per share data)

Transaction Sources

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	LTM Leverage	Amount	% of Total
Revolver	0.0 x	$0.0	0.0%
Senior Debt	3.9	400.0	51.6%
Mezzanine Debt	0.2	25.0	3.2%
	4.1 x		
Existing Cash		6.0	0.8%
Chairman Rollover Equity		231.2	29.9%
Other Management Rollover Equity		32.9	4.2%
Abax Rollover Equity		40.6	5.2%
Abax Additional Equtiy		38.8	5.0%
Total Sources		$774.5	100.0%

Transaction Uses

Purchase Price	$24.00
Entry EBITDA Multiple	7.0 x

	Amount	% of Total
Refinanced Total Debt	$0.0	0.0%
Purchased Equity	754.5	97.4%
M&A Fees	18.0	2.3%
Financing Fees	2.0	0.3%
Other Fees	0.0	0.0%
Total Uses	$774.5	100.0%

Summary Financial Information

	Fiscal Year Ending December 31,						
	FY2010A	Q1 FY11A	Q2-Q4 FY11E	FY2012E	FY2013E	FY2014E	FY2015E
EBITDA	$111.6	$21.7	$101.9	$132.5	$134.8	$143.2	$152.2
EBITDA Margin	*26.2%*	*20.9%*	*27.6%*	*24.3%*	*22.9%*	*22.5%*	*22.2%*
YoY Growth	*84.2%*			*(1.2%)*	*1.7%*	*6.3%*	*6.3%*
Net Interest Expense	(4.6)	(1.9)	(14.9)	(22.2)	(23.2)	(27.3)	(26.9)
Net Income	$86.2	$13.3	$62.4	$76.0	$74.8	$76.0	$81.1
Net Margin	*20.2%*	*12.8%*	*16.9%*	*13.9%*	*12.7%*	*12.0%*	*11.8%*
Cash	$101.7	$147.0	$155.0	$187.0	$132.2	$77.2	$75.0
Total Debt	84.5	114.8	539.8	539.8	459.8	379.8	352.3
Net Debt	($17.1)	($32.2)	$384.7	$352.8	$327.6	$302.6	$277.3
Total Debt / EBITDA	0.8 x			4.1 x	3.4 x	2.7 x	2.3 x
Cash Interest Coverage	24.3 x			5.9 x	5.6 x	5.2 x	5.7 x

Internal Rate of Return

	LTM EBITDA Exit Multiple		
	3.5 x	4.3 x	5.0 x
Year 2.75	(27.0%)	(11.5%)	0.3%
Year 3.75	(13.6%)	(3.0%)	5.1%
Year 4.75	(6.0%)	1.5%	7.3%

Source: *Management projections and Lazard estimates.*

Note: Transaction and capital structure based on proposal received on April 19, 2011 from Mr. Yang/Abax.

Premiums Paid Analysis

Transaction Value Between $250M And $2,000M

Time Period	Premium 1-Day Prior to Announcement	Premium 1-Week Prior to Announcement	Premium 4-Weeks Prior to Announcement
Past 12 months			
High	200.0%	200.9%	198.7%
Mean	42.8%	45.8%	50.0%
Median	33.7%	35.1%	38.7%
Low	(1.7%)	(2.1%)	4.6%
Past 24 Months			
High	215.9%	256.4%	201.2%
Mean	36.8%	39.2%	42.8%
Median	31.0%	32.8%	36.1%
Low	(27.9%)	(28.0%)	(27.8%)
Past 36 Months			
High	215.9%	256.4%	301.5%
Mean	38.6%	41.2%	45.2%
Median	32.2%	35.1%	36.9%
Low	(27.9%)	(28.0%)	(27.8%)
Past 48 Months			
High	816.7%	787.1%	815.1%
Mean	36.5%	38.3%	41.5%
Median	29.7%	30.0%	32.9%
Low	(66.7%)	(85.7%)	(87.9%)

Transaction Value Between $500M And $1,500M

Time Period	Premium 1-Day Prior to Announcement	Premium 1-Week Prior to Announcement	Premium 4-Weeks Prior to Announcement
Past 12 months			
High	77.0%	95.0%	119.1%
Mean	33.3%	36.5%	40.9%
Median	32.6%	35.9%	35.6%
Low	6.2%	7.1%	13.5%
Past 24 Months			
High	77.0%	95.0%	119.1%
Mean	31.1%	33.1%	37.3%
Median	29.6%	31.4%	34.7%
Low	0.0%	(2.1%)	(1.1%)
Past 36 Months			
High	148.6%	220.2%	301.5%
Mean	36.3%	38.9%	44.8%
Median	29.9%	31.6%	35.8%
Low	(1.0%)	(2.1%)	(1.1%)
Past 48 Months			
High	148.6%	220.2%	301.5%
Mean	30.9%	32.4%	36.9%
Median	27.2%	27.6%	31.0%
Low	(66.7%)	(85.7%)	(87.9%)

Source: SDC and CapitalIQ as of June 2011.
Note: Includes only U.S.-listed targets with equity values between $250 million and $2,000 million.